U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

AMENDED CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of  Report: September 9, 2002



STRATEGIC PARTNERS, INC.

COMMISSION FILE NO. 333-95485

A Wyoming Corporation           EIN: 77-0494696

3525 Sunset Lane
Oxnard, Calif. 93035

Telephone: 805-984-0821    Fax: 805-984-2764



  Item 5. Other Matters.

On August 23, 2002 the Board of Directors elected Jay Bartelstone to be a Director of the corporation and to act as Chairman/Chief Operating Officer. The election filled a vacancy on the Board.


  Mr. Bartelstone, as Managing Director, for the last ten years has headed up the Private Financing Group, an Investment Advisory Services Company which
focuses on supporting   companies in need of growth capital or strategic
relationships in order to enhance the value   of their enterprise.  They also
assist companies in their strategic, operating and capital planning efforts, and on going management oversight.

  Mr. Bartelstone has a broad and diverse management background having held a number of senior executive positions in the financial services industry. Included in these capacities was the supervision of a wide variety of domestic and international banking operations at Citicorp, New York. While at Citicorp, Mr. Bartelstone was responsible for the Bank's national expansion efforts related to MASTERCARD and private label credit card sales and New York branch check processing clearing operations. Working in Los Angeles, Mr. Bartelstone was a member of the acquisition and consolidation team for Diners Club and Carte Blanche as well as ongoing international marketing and operations oversight for Carte Blanche and Diners Club franchises.

  At Union Bank, in Los Angeles, as the group sector executive, Mr. Bartelstone was responsible for strategic planning; retail banking activities and management of the investment management, trust and private banking operations. Upon leaving Union Bank, he held the positions of President/CEO and Vice Chairman/Chief Operating Officer of Columbia Bank and the Bank of Los Angeles respectively.

Jay holds a Bachelors degree from the University of Connecticut and a Masters
degree in   Finance from Fordham University in New York.  Mr. Bartelstone currently serves on the Board of Directors for a number of established public & private companies.



  SIGNATURE

   In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, this registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




  STRATEGIC PARTNERS, INC.


  Dated:       September 9, 2002


  By:   /s/ Frank J. Weinstock
       ---------------------------------
       Frank J. Weinstock, President,
       Director and Chief Executive Officer